EXHIBIT 23

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to incorporation by reference in the 2005 annual report of ACNB Corporation and subsidiaries and Form 10-K of our report included therein.

/s/ STAMBAUGH NESS, PC

York, Pennsylvania
March 14, 2006